                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       RAGEN MACKENZIE GROUP INCORPORATED
                       ----------------------------------
             (Exact name of Registrant as specified in its charter)

              Washington                                91-1898738
----------------------------------------            -------------------
(State of incorporation or organization)             (I.R.S. Employer
                                                    Identification No.)

     999 Third Avenue, Suite 4300
         Seattle, Washington                              98104
----------------------------------------            -------------------
(Address of principal executive offices)                (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of                registration of a class of securities
securities pursuant to                    pursuant to Section 12(g) of the
Section 12(b) of the Exchange             Exchange Act and is effective pursuant
Act and is effective pursuant             to General Instruction A.(d), please
to General Instruction A.(c),             check the following box.  [_]
please check the following box. [X]



Securities Act registration statement
file number to which this form relates:                 333-50735
                                         --------------------------------------
                                                     (if applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
---------------------------------------       ------------------------------
Common Stock, $0.01 par value per share           New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               ----------------
                               (Title of Class)


                                  Page 1 of 3
                            Exhibit Index on Page 3
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     For a description of the Common Stock being registered, reference is made to the section entitled "Description of Capital Stock" included in the Prospectus (the "Prospectus") dated June 4, 1998 contained in the Registrant's Registration Statement on Form S-1, File No. 333-50735, filed with the Securities and Exchange Commission on April 22, 1998, as amended (the "Registration Statement"). A copy of pages 65, 66 and 67 of the Prospectus are attached as Exhibit 1 to this filing pursuant to Rule 12b-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.    EXHIBITS

     The following exhibits are filed as a part of this Registration Statement:


Exhibit No.    Description
-----------    ----------------------------------------------------------------
     1         Pages 65, 66 and 67 of the Prospectus.


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              RAGEN MACKENZIE GROUP INCORPORATED


                                              /s/  Mark A. McClure
                                              __________________________________
                                                   Mark A. McClure
                                                   Executive Vice President

Dated:  June 19, 1998

                                  Page 2 of 3
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                                 EXHIBIT INDEX
                                                                   Sequential
Exhibit No.       Description                                       Page No.
-----------      ------------                                      ----------
    1             Pages 65, 66 and 67 of the Prospectus.             Filed
                                                                    herewith

                                  Page 3 of 3